Exhibit 10.1

EXECUTION COPY

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this “Amendment”), dated as of May 31, 2018, is entered into by and among FRC FUNDING I, LLC, a Delaware limited liability company “Borrower”), FLAT ROCK CAPITAL CORP., a Maryland corporation (“Servicer”), the financial institutions party hereto (the “Lenders”), and CADENCE Bank, N.A., as successor-by-merger to State Bank and Trust Company, as agent for the Lenders (in such capacity, “Agent”).

RECITALS

Borrower, Servicer, Agent and the Lenders are parties to a Loan and Security Agreement dated as of October 12, 2018, as amended by that certain First Amendment to Loan and Security Agreement, dated as of December 10, 2018 (as the same may be further amended, amended and restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used in this Amendment have the meanings given to them in the Loan Agreement unless otherwise specified.

Pursuant to the Loan Agreement, the Lenders have extended a $30,000,000 revolving credit facility to the Borrower, secured by substantially all of the assets of Borrower.

Borrower has proposed to Agent and Lenders that the revolving credit facility under the Loan Agreement be increased to $35,000,000, and the Lenders have agreed to such request, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders, Servicer and the Borrower agree as follows:

1. Amendments to Loan Agreement. As of the Amendment Effective Date, the Loan Agreement is amended as follows:

(a) Section 1.1 of the Loan Agreement is amended by amending the definition of “Commitment” as follows: “$30,000,000” is replaced with “$35,000,000.”

(b) Section 1.1 of the Loan Agreement is further amended by amending and restating the definition of “Asset Coverage Ratio” to read as follows:

“‘Asset Coverage Ratio’ means the ratio, determined on a consolidated basis, without duplication, in accordance with GAAP, of (a) the value of total assets of Parent (excluding any Investment constituting the Equity Interest in any other Person to the extent such Equity Interest (x) is not pledged as Collateral or (y) is not subject to a first priority perfected lien in favor of the Agent), less all liabilities not constituting Indebtedness of Parent to (b) the aggregate amount of Indebtedness of Parent.

(c) Section 1.1 of the Loan Agreement is further amended by amending and restating the definition of “Servicer Termination Event” to read as follows:

“Servicer Termination Event” means the occurrence of any one of the following:

(a) any failure by the Servicer to make any payment, transfer or deposit into the Dominion Account as required by this Agreement, which failure continues unremedied for a period of two (2) Business Days;

(b) any failure on the part of the Servicer to observe or perform in any material respect any covenants or agreements of the Servicer set forth in any Transaction Document to which the Servicer is a party (including, without limitation, any material delegation of the Servicer’s duties) and the same continues unremedied for a period of thirty (30) days after the earlier to occur of (i) the date on which written notice of such failure shall have been given to the Servicer by the Agent and (ii) the date on which a Senior Officer of the Servicer acquires knowledge thereof;

(c)(i) the Servicer or any Subsidiary of Servicer shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Debt for Borrowed Money having an aggregate principal amount of more than $200,000, in each case beyond the applicable grace period with respect thereto, if any; or (ii) the Servicer or any Subsidiary shall fail to observe or perform any other agreement or condition relating to any such Debt for Borrowed Money or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Debt for Borrowed Money (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, (x) such Debt for Borrowed Money to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or (y) an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, in either case prior to its stated maturity; provided that this clause (c)(ii) shall not apply to secured Debt for Borrowed Money that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt for Borrowed Money, if such sale or transfer is permitted hereunder and under the documents providing for such Debt for Borrowed Money and such Debt for Borrowed Money is repaid when required under the documents providing for such documents;

(d) an Insolvency Proceeding is commenced by or against the Servicer (subject to the grace period in the definition thereof in the case of any involuntary proceeding commenced against the Servicer);

(e) the occurrence of an Event of Default;

(f) the occurrence of any Change of Control;

(g) any failure by the Servicer to deliver any reports required to be delivered by the Servicer pursuant to the Servicing Agreement on or before the date occurring two (2) Business Days after the date such report is required to be made or given, as the case may be;

(h) any representation, warranty or certification made by the Servicer in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect when made, which has a Material Adverse Effect and which continues to be unremedied for a period of thirty (30) days after the earlier to occur of (i) the date on which written notice of such incorrectness shall have been given to the Servicer by the Agent and (ii) the date on which a Senior Officer of the Servicer acquires knowledge thereof;

(i) the rendering against the Servicer of one or more final judgments, decrees or orders for the payment of money in excess of $200,000 in aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than 60 consecutive days without a stay of execution;

(j) a finding by any court or governmental body of competent jurisdiction in a final, non-appealable judgment, or an admission by Servicer in a settlement of any lawsuit, that Servicer has committed fraud, willful misconduct, or a material violation of applicable securities laws, in each case which has a material adverse effect on the performance of its obligations under any of the Transaction Documents to which it is a party; or

(k) any Senior Officer of the Servicer is indicted for a criminal offense related to the business of the Servicer and is not terminated within ten (10) days after such indictment.

(d) Section 9.3.3 of the Loan Agreement is amended by amending and restating the section in its entirety as follows:

“9.3.3 Tangible Net Worth. Parent shall maintain, as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2019, a Tangible Net Worth of not less than the aggregate amount of the Commitments on such date.

2. Effect of Amendment. Except as set forth expressly herein, all terms of the Loan Agreement, as amended hereby, and the other Transaction Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower and the Servicer to the Lenders and the Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Loan Agreement, nor constitute a waiver of any provision of the Loan Agreement. This Amendment shall constitute a Transaction Document for all purposes of the Loan Agreement.

3. Conditions Precedent. This Amendment, and the increased Commitment, shall become effective as of such date (such date, the “Amendment Effective Date”) that each of the following conditions are satisfied:

(a) Agent shall have received counterparts of this Amendment, duly executed by the Borrower, the Servicer, the Agent, and each Lender;

(b) Borrower shall have executed and delivered to each Lender having any increased Commitment a promissory note evidencing Borrower’s obligations in respect of the Revolver Commitments of such Lender;

(c) Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of Borrower certifying that, after giving effect to this Amendment and the making of the initial Loans after the Amendment Effective Date, (i) Borrower is Solvent; (ii) no Default or Event of Default exists; and (iii) the representations and warranties set forth in Section 8 are true and correct;

(d) The Agent shall have received (i) as to the Borrower and the Servicer, either (x) a copy of each certificate or articles of incorporation or organization or other applicable constitutive documents of such Person certified, to the extent applicable, as of a recent date by the applicable governmental authority or (y) written certification by such Person’s secretary, assistant secretary or other Senior Officer that such Person’s certificate or articles of incorporation or organization or other applicable constitutive documents most recently certified and delivered to the Agent prior to the Amendment Effective Date pursuant to the Transaction Documents remain in full force and effect on the Amendment Effective Date without modification or amendment since such original delivery, (ii) as to Borrower and Servicer, either (x) signature and incumbency certificates of the Senior Officers of such Person executing this Amendment and the Transaction Documents to which it is a party or (y) written certification by such Person’s secretary, assistant secretary or other Senior Officer that such Person’s signature and incumbency certificates most recently delivered to the Agent prior to the Amendment Effective Date pursuant to the Transaction Documents remain true and correct as of the Amendment Effective Date, (iii) copies of resolutions of the board of directors and/or similar governing bodies of Borrower and Servicer approving and authorizing the execution, delivery and performance of this Amendment and the other Transaction Documents to which it is a party, certified as of the Amendment Effective Date by a secretary, an assistant secretary or a Senior Officer of such Person as being in full force and effect without modification or amendment (or in the case of Servicer, written certification by the Servicer’s secretary, assistant secretary or other Senior Officer that such resolutions most recently delivered to the Agent prior to the Amendment Effective Date pursuant to the Transaction Documents remain in full force and effect on the Amendment Effective Date without modification or amendment since such original delivery), and (iv) a certificate of existence or good standing (to the extent such concept exists) from the applicable governmental authority of Borrower’s and Servicer’s jurisdiction of incorporation, organization or formation as of a reasonably recent date (provided that such certificate for Servicer can be provided not later than five (5) Business Days after the Amendment Effective Date);

(e) Agent shall have received a favorable written opinion of counsel to Borrower and Servicer in form and substance satisfactory to Agent and the Lenders covering, among other matters, (i) the enforceability of this Amendment, the Loan Agreement as amended hereby and the other Transaction Documents, (ii) the grant and perfection of security interests in the Collateral, and (iii) such other matters as Agent may require in Agent’s sole discretion;

(f) The Agent and the Lenders shall have received, at least three Business Days prior to the Amendment Effective Date, all documentation and other information about the Borrower and the Servicer as shall have been reasonably requested in writing at least ten Business Days prior to the Amendment Effective Date by the Agent or any Lender that they shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act;

(g) after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or shall be caused by the transactions contemplated by this Amendment;

(h) after giving effect to this Amendment, the representations and warranties of the Borrower and the Servicer set forth in this Amendment and the other Transaction Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(i) the Borrower shall have paid all fees payable to the Agent under the Fee Letter of even date herewith between Borrower and AloStar or under the Loan Agreement, including all reasonable and documented fees and expenses of Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the Transaction Documents (including, without limitation, the fees and expenses of counsel to Agent).

4. Representations and Warranties. The Borrower and Servicer hereby represent and warrant to Agent and the Lenders as follows:

(a) The Amendment and the transactions contemplated herein are within the Borrower’s and Servicer’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. The Amendment has been duly executed and delivered by the Borrower and Servicer and constitutes a legal, valid and binding obligation of the Borrower and Servicer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The Amendment (i) does not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, except such as have been obtained or made and are in full force and effect, (ii) will not violate any law applicable to the Servicer, the Borrower or any Subsidiary, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Servicer, the Borrower or any Subsidiary or the assets of the Servicer, the Borrower or any Subsidiary, or give rise to a right thereunder to require any payment to be made by the Servicer, the Borrower or any Subsidiary, and (iv) will not result in the creation or imposition of any Lien on any asset of the Servicer, the Borrower or any Subsidiary, except Liens created pursuant to the Transaction Documents.

(c) All of the representations and warranties contained in Section 8 of the Loan Agreement are correct on and as of the date hereof as though made on and as of such date.

5. Reaffirmation. Servicer, in its capacity as the “Pledgor” under and as defined in the Pledge Agreement, hereby (a) consents to the execution and delivery by the Borrower of this Amendment and ratifies and confirms the terms of the Pledge Agreement with respect to the Obligations now or hereafter outstanding under the Loan Agreement as amended hereby, (b) acknowledges and agrees that all obligations of the Borrower owing to the Lenders under the Loan Agreement and the other Transaction Documents, as amended hereby, are included in the “Obligations,” as such term is used in the Pledge Agreement, and are secured by the Pledge Agreement and (c) acknowledges and agrees that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrower to the Agent or the Lenders or any other obligation of the Borrower, or any actions now or hereafter taken by the Agent or the Lenders with respect to any obligation of the Borrower, the Pledge Agreement, and its obligations thereunder, remain in full force and effect in accordance with its terms, without release, diminution or impairment, notwithstanding the execution and delivery of this Amendment and the other Transaction Documents contemplated hereby.

6. References. All references in the Loan Agreement to “this Agreement” shall be deemed to refer to the Loan Agreement as amended hereby; and any and all references in the Transaction Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

7. No Waiver. The execution of this Amendment and any documents related hereto and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Loan Agreement or a waiver of any breach, default or event of default under any Transaction Document or other document held by Lenders, whether or not known to Lenders and whether or not existing on the date of this Amendment.

8. Release. The Borrower and Servicer each hereby absolutely and unconditionally releases and forever discharges Agent and Lenders, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or Servicer has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

9. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Loan Agreement to pay or reimburse Agent on demand for all costs and expenses incurred by Agent in connection with the Transaction Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to Agent for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Borrower hereby agrees that Lenders may, at any time or from time to time in its sole discretion and without further authorization by Borrower, make a loan to Borrower under the Loan Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

10. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of a signature page of this Amendment by telecopy or other electronic means (including, but not limited to, in “tif” or ‘pdf” format) shall be effective as delivery of a manually executed counterpart of such agreement.

11. Choice of Law and Venue. Without limiting the applicability of any other provisions of the Loan Agreement or any other Transaction Document, the terms and provisions set forth in Section 13.13 and 13.14 of the Loan Agreement are expressly incorporated herein by reference.

[Signature Page Follows]

EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

ATTEST:	BORROWER:

FRC FUNDING I, LLC

By:	/s/ Richard A. Petrocelli
Name:	Richard A. Petrocelli
Title:	Chief Operating Officer

ATTEST:	SERVICER:

FLAT ROCK CAPITAL CORP.

By:	Richard A. Petrocelli
Name:	Richard A. Petrocelli
Title:	Chief Operating Officer

Signature Page — Second Amendment to Loan and Security Agreement

EXECUTION COPY

AGENT AND LENDERS;

CADENCE BANK, N.A.,
successor-by-merger to State Bank and Trust
Company, as Agent and a Lender

By:
NarkIe: Jestica Ernst
TRIO: Vice President

Signature Page — Second Amendment to Loan and Security Agreement

HITACHI CAPITAL AMERICA
CORP., as a Lender

By:	/s/ Michael A, Semanco
Name:	Michael A, Semanco
Title:	Division President

Signature Page— Second Amendment to Loan and Security Agreement

SCHEDULE 1

to

Loan and Security Agreement

COMMITMENTS OF LENDERS

Lender	Revolver Commitment	Total Commitments
Cadence Bank, N.A.	$20,000,000	$20,000,000
Hitachi Capital America Corp.	$15,000,000	$15,000,000
TOTAL	$35,000,000	$35,000,000